Exhibit 7.2

RATIOS OF EARNINGS UNDER IFRS TO COMBINED FIXED CHARGES, PREFERENCE

SHARE DIVIDENDS AND SIMILAR APPROPRIATIONS

The calculations can be found in the Barclays Bank PLC financial data on page 286 of the Form 20-F.